As filed with the Securities and Exchange Commission on September 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1375299
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

SINTX TECHNOLOGIES, INC. 2025 EQUITY INCENTIVE PLAN

(Full title of the plan)

Eric Olson

President and Chief Executive Officer

SINTX Technologies, Inc.

1885 West 2100 South

Salt Lake City, UT, 84119

(Name and address of agent for service)

(801) 839-3500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Kevin Ontiveros	David F. Marx
Chief Legal Officer	Daniel P. Lyman
SINTX Technologies, Inc. 1885 West 2100 South Salt Lake City, UT, 84119	Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, Utah 84111

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the SINTX Technologies, Inc. 2025 Equity Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement of SINTX Technologies, Inc., a Delaware corporation (the “Company” or the “Registrant”) the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025;

●	The Company’s Quarterly Reports on Form 10-Q for the period ended March 31, 2025 and June 30, 2025;

●	The Company’s Current Reports on Form 8-K filed with the SEC on February 20, 2025, February 26, 2025, March 13, 2025, April 8, 2025, May 7, 2025, June 27, 2025, September 5, 2025, and September 9, 2025; and

●	The description of the Company’s common stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on February 7, 2014, as updated by the description of our common stock contained in Exhibit 4.18 to our Annual Report on Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock registered hereunder have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Item 2.02 or 7.01 or any related Item 9.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at:

1885 West 2100 South,

Salt Lake City,

Utah 84119

Telephone: (801) 839-3500.

Attention: Investor Relations

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than such law permitted us to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, subject to other articles of our Amended and Restated Certificate of Incorporation, we shall not be required to indemnify or advance expenses to any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors. These provisions limit the liability of our directors and officers to the fullest extent permitted under Delaware law. A director will not receive indemnification if he or she is found not to have acted in good faith.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our Amended and Restated Certificate of Incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the Delaware General Corporation Law; or

●	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. We have entered into indemnification agreements with certain of our executive officers and directors. These agreements, among other things, indemnify and advance expenses to our directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person’s services as our director or officer, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We have entered into agreements to indemnify all of our directors and officers.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Form of common stock Certificate of the Registrant		Amendment No. 3 to Form S-1(Exhibit 4.1)	1/29/14	333-192232

4.2	Form of Indenture		Form S-3 (Exhibit 4.2)	3/25/19	333-230492

4.3	Dealer Manager Warrants issued to Maxim Group LLC on October 17, 2022		Form 8-K (Exhibit 4.1)	10/17/22	001-33624

4.4	Dealer Manager Warrants issued to Ascendiant Capital Markets, LLC on October 17, 2022		Form 8-K (Exhibit 4.2)	10/17/22	001-33624

4.5	Form of Class A Warrant		Form 8-K (Exhibit 4.3)	10/17/22	001-33624

4.6	Form of Class B Warrant	Form 8-K (Exhibit 4.4)	10/17/22	001-33624

4.7	Form of Class C Warrant	Form S-1 (Exhibit 4.13)	2/7/23	333-269475

4.8	Form of Pre-Funded Warrant	Form S-1 (Exhibit 4.14)	2/6/23	333-269475

4.9	Form of Class D Warrant	Form S-1 (Exhibit 4.15)	2/7/23	333-269475

4.10	Form of Placement Agent Warrant	Form S-1 (Exhibit 4.16)	2/6/23	333-269475

4.11	Warrant Agency Agreement	Form 8-K (Exhibit 4.5)	2/9/23	001-33624

4.12	Form of Pre-Funded Warrant	Form 8-K (Exhibit 4.1)	2/2/24	001-33624

4.13	Form of Class E Warrant	Form 8-K (Exhibit 4.2)	2/2/24	001-33624

4.14	Form of Class F Warrant	Form 8-K (Exhibit 4.3)	2/2/24	001-33624

4.15	Form of Placement Agent Warrant	Form 8-K (Exhibit 4.4)	2/2/24	001-33624

4.16	Form of Warrant Agency Agreement	Form 8-K (Exhibit 4.5)	2/2/24	001-33624

4.17	Form of Senior Indenture, to be entered into between the Registrant and the trustee designated therein	Form S-3 (Exhibit 4.14)	10/12/23	333-274951

4.18	Form of Subordinated Indenture, to be entered into between the Registrant and the trustee designated therein	Form S-3 (Exhibit 4.16)	10/12/23	333-274951

4.19	Form of Pre-Funded Warrant	Form 8-K (Exhibit 4.1)	02/26/25	001-33624

4.20	Form of Common Warrant	Form 8-K (Exhibit 4.2)	02/26/25	001-33624

4.21	Form of Placement Agent Warrant	Form 8-K (Exhibit 4.3)	02/26/25	001-33624

4.22	Form of New Warrant	Form 8-K (Exhibit 10.2)	09/09/25	001-33624

4.23	Form of Placement Agent Warrant	Form 8-K (Exhibit 10.3)	09/09/25	001-33624

4.24	Form of Additional Placement Agent Warrant	Form 8-K (Exhibit 10.4)	09/09/25	001-33624

5.1*	Opinion of Dorsey & Whitney LLP

10.1*	SINTX Technologies, Inc. 2025 Equity Incentive Plan

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this registration statement)

107*	Filing Fee Table

* Filed herewith.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on this 30th day of September, 2025.

SINTX TECHNOLOGIES, INC.

BY:	/s/ Eric Olson
Eric Olson
President and Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Eric Olson, and each of them singly, her or his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them singly, for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of SINTX Technologies, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND SIGNATURE	TITLE	DATE

/s/ Eric Olson
Eric Olson	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 30, 2025

/s/ Kevin Trask
Kevin Trask	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 30, 2025

/s/ Jay M. Moyes
Jay M. Moyes	Director	September 30, 2025

/s/ Robert D. Mitchell
Robert D. Mitchell	Director	September 30, 2025

/s/ Mark Anderson
Mark Anderson	Director	September 30, 2025

/s/ Chris Lyons
Chris Lyons	Director	September 30, 2025

/s/ Gregg Honigblum
Gregg Honigblum t	Director	September 30, 2025